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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-186157) and Form S-8 (No. 333-117595, No. 333-135347, No. 333-144452, No. 333-159867, No. 333-167776, No. 333-175238, and No. 333-182943) of Auxilium Pharmaceuticals, Inc. of our report dated February 26, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
February 26, 2013

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM